Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-138540) and Amendment No. 83 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) for the Security Benefit Life Insurance Company EliteDesigns Variable Annuity.

/s/ ALISON POLLOCK

Alison Pollock

Topeka, Kansas

April 28, 2025